EXHIBIT 10.4

SHARE PURCHASE AGREEMENT

1	.	DEFINITIONS		1

2	.	SCHEDULES		4

3	.	PURCHASED SHARES AND PURCHASE PRICE		4

		3.1	PURCHASE PRICE	4
		3.2	GUARANTEE	5
		3.3	REIMBURSEMENT OF EXPENSES	5

4	.	VENDOR’S REPRESENTATIONS AND WARRANTIES		5

		4.1	CORPORATE AND SHARE REPRESENTATIONS	5
		4.2	FINANCIAL AND TAX REPRESENTATIONS	6
		4.3	PROPERTY REPRESENTATIONS	9
		4.4	CONTRACTUAL REPRESENTATIONS	10
		4.5	GENERAL VENDOR REPRESENTATIONS	11

5	.	PURCHASER’S REPRESENTATIONS AND WARRANTIES		12

		5.1	THE PURCHASER REPRESENTS AND WARRANTS THAT:	12
		5.2	PURCHASER’S AUTHORITY	12

6	.	VENDOR’S COVENANTS		13

		6.1	FILINGS IN RESPECT OF CLAIMS	13
		6.2	POSSESSION	13
		6.3	ACCESS TO BOOKS AND RECORDS ON THE PROPERTY	13
		6.4	INTERIM MANAGEMENT—POSITIVE COVENANTS	14
		6.5	INTERIM MANAGEMENT-NEGATIVE COVENANTS	14
		6.6	INTER-CORPORATE INDEBTEDNESS	15
		6.7	CLOSING FINANCIAL STATEMENTS AND TAX RETURN	15

7	.	PURCHASER’S COVENANTS		15

		7.1	PAYMENT ON COMMERCIAL PRODUCTION DECISION	15
		7.2	RECORDS	17

8	.	PURCHASER’S CONDITIONS OF CLOSING		18

		8.1	CONDITIONS	18
		8.2	RELEASE OF OBLIGATIONS	18
		8.3	WAIVER	19

9	.	VENDOR’S CONDITIONS OF CLOSING		19

		9.1	CONDITIONS	19
		9.2	RELEASE OF OBLIGATIONS	19
		9.3	WAIVER	20

10	.	CLOSING ARRANGEMENTS		20

		10.1	CLOSING LOCATION	20
		10.2	VENDOR’S CLOSING DOCUMENTS	20
		10.3	PURCHASER’S CLOSING DOCUMENTS	21

11	.	GENERAL		21

		11.1	RELIANCE	21
		11.2	SURVIVAL OF VENDOR’S REPRESENTATIONS	21
		11.3	INDEMNIFICATION BY THE VENDOR	22
		11.4	SURVIVAL OF PURCHASER’S REPRESENTATIONS	22
		11.5	INDEMNIFICATION BY THE PURCHASER	22
		11.6	COMMISSIONS, LEGAL FEES	22
		11.7	NOTICES	22
		11.8	TIME OF ESSENCE	23
		11.9	FURTHER ASSURANCES	23
		11.10	PROPER LAW	24
		11.11	ENTIRE AGREEMENT	24
		11.12	ASSIGNMENT	24
		11.13	CONFIDENTIALITY	24
		11.14	ARBITRATION	26
		11.15	BENEFIT AND BINDING NATURE OF THE AGREEMENT	26
		11.16	COUNTERPARTS	26
		11.17	FACSIMILE EXECUTION	26

SHARE PURCHASE AGREEMENT

THIS AGREEMENT dated for reference August 21, 2002

AMONG:

ITECH CAPITAL CORP., a Yukon Territories corporation (the “Vendor”)

AND:

CRS COPPER RESOURCES CORP., a British Columbia company (the “Purchaser”)

AND:

MORAGA RESOURCES LTD., a British Columbia company (the “Company”)

BACKGROUND

A.          The Vendor is the registered and beneficial owner of all the issued and outstanding shares in the capital of the Company, being 10,144,015 common shares without par value (the “Shares”).

B.          The Vendor, as the registered and beneficial owner of the Shares, has agreed to sell, and the Purchaser has agreed to purchase, the Shares on the terms and conditions contained in this Agreement.

TERMS OF AGREEMENT

In consideration of the premises and the covenants and agreements contained in this Agreement, the parties agree with each other as follows:

1.	DEFINITIONS

In this Agreement:

	(a)	“Agreement” means this agreement and all Schedules.

	(b)	“Closing Date” means August 22, 2002 or such other date as may be agreed in writing by the parties.

	(c)	“Company’s Tax Pools” means the Company’s Canadian development expense (“CDE”) and Canadian exploration expense (“CEE”) accounts, each as calculated and defined in the Income Tax Act.

(d)
“Environmental Laws” means any statute, bylaw or regulation relating to protection of the environment, including the Waste Management Act (British Columbia), or any lawful order under any of them and any common law rule giving rise to liability in connection with pollution.

	(e)	“Financial Statements” means the financial statements of the Company attached to this Agreement as Schedule 1, made up as of August 15, 2002.

	(f)	“Guarantee” means the personal guarantee of the principal of the Purchaser to be procured by the Purchaser as described in Section 3.2, in the form attached as Schedule 2.

(g)
“Hazardous Materials” means any contaminant, pollutant, waste, hazardous material, toxic substance, radioactive substance, petroleum and its derivatives and by products and other hydrocarbons, dangerous substances and dangerous goods, all as identified or defined in any Environmental Laws.

	(h)	“Income Tax Act” means the Income Tax Act (Canada) in force as of the date of this Agreement.

(i)
“Inter-Corporate Indebtedness” means all indebtedness of the Company to the Vendor, being the sum of $2,733,801, without interest or fixed terms of repayment, as of the date of this Agreement and as of the Closing Date.

	(j)	“LIBOR” means for the period (the “Month”) from (and including) the last day of each calendar month up to (but excluding) the last day of the next following calendar month, the rate for deposits in U.S. dollars for a period of one month which appears on Page 3740 or 3750 (as applicable) of Bridge’s Telerate Service as of 11:00 a.m., London time, on the second day prior to the commencement of the Month on which dealings in U.S. dollar deposits are transacted in the London interbank market. If such rate does not appear on Page 3740 or 3750 (as applicable) of Bridge’s Telerate Service, the rate will be determined on the basis of the rate at which deposits in dollars are offered by the Royal Bank of Canada to prime banks in the London interbank market for such period and in a representative amount as quoted by the Royal Bank of Canada on such second day.

(k)	“Lapsing and Lapsed Claims” means those of the Original Claims which are being or have been allowed to lapse, leaving the Remaining Claims.

(l)	“Material Contracts” means the contracts, permits and other arrangements of the Company described in Schedule 3.

(m)
“Original Claims” means the 529 mineral claims known collectively as the Expo Property located at the northern end of Vancouver Island, B. C., consisting of the Remaining Claims and the Lapsing and Lapsed Claims.

(n)	“Property” means the 144 Remaining Claims as described in Schedule 4.

(o)	“Purchase Price” means the sum of $110,000 payable by the Purchaser to the Vendor pursuant to this Agreement.

(p)	“Reimbursable Expenses” means the expenses of the Vendor and/or the Company described in Schedule 5.

(q)	“Remaining Claims” means the Original Claims less the Lapsing and Lapsed Claims.

(r)	“Schedules” means the schedules referred to in Section 2.

	(s)	“Technical Reports and Data” means all reports and data pertaining to the Original Claims which are in the possession and control of the Company.

	(t)	“Time of Closing” means 10:00 a.m. (Vancouver time) on the Closing Date.

(u)
“Underlying NPI Royalty” means the royalty payable to BHP Billiton Diamonds Inc. (formerly BHP Minerals Canada Ltd.) (“BHP Canada”) pursuant to the agreement dated July 1, 1997 between the Company and BHP Canada which is attached hereto as Schedule 6.

Definitions herein apply to the Schedules.

2.	SCHEDULES

The following schedules are attached to and incorporated in this Agreement by reference and deemed to be part of this Agreement:

Schedule 1 –	Financial Statements
Schedule 2 –	Guarantee
Schedule 3 –	Material Contracts
Schedule 4 –	Property (Remaining Claims)
Schedule 5 –	Reimbursable Expenses
Schedule 6 –	Underlying NPI Royalty

3.	PURCHASED SHARES AND PURCHASE PRICE

3.1	Purchase Price

Subject to the terms and conditions of this Agreement and based on the representations and warranties of the Vendor set forth in this Agreement, on the Closing Date the Vendor will sell, assign and transfer to the Purchaser and the Purchaser will purchase from the Vendor all (but not less than all) of the Shares for the Purchase Price, payable as follows:

	(a)	as to $35,000 on the Closing Date;

	(b)	as to $25,000 on or before January 1, 2003; and

(c) as to $50,000 on or before April 15, 2003,

in each case by certified cheque or draft drawn on a Canadian chartered bank, and in the case of the amounts described in Section 3.1(b) and (c), the Purchaser will be liable for interest at the rate of 5% per annum calculated monthly from the Closing Date to the date of payment.

3.2	Guarantee

The Purchaser agrees to procure and deliver to the Vendor on Closing the Guarantee, duly executed, whereby the obligation of the Purchaser to pay the amounts described in Section 3.1(b) and (c) and Section 11.6 are guaranteed.

3.3	Reimbursement of Expenses

On the Closing Date, the Purchaser will in addition pay to the Vendor the sum of the Reimbursable Expenses, by certified cheque or draft drawn on a Canadian chartered bank.

4.	VENDOR’S REPRESENTATIONS AND WARRANTIES

In order to induce the Purchaser to enter into this Agreement, the Vendor represents and warrants to the Purchaser as follows, such representations and warranties to be true and correct as of the date of this Agreement first above appearing and on the Closing Date as if they were made on the Closing Date (except insofar as such representations and warranties are stated to be given as of a particular date):

4.1	Corporate and Share Representations

(a)
The Company is a company duly incorporated under the law of British Columbia, is not a reporting company and is a valid and subsisting company in good standing with respect to the filing of annual reports with the Office of the Registrar of Companies of British Columbia.

(b) The Company has the corporate power to own the assets owned by it, carry on the business carried on by it and has all the licences and permits requisite for its business.

	(c)	The authorized capital of the Company consists of 75,000,000 common shares without par value, of which the Shares are the only shares of the Company issued and outstanding.

	(d)	The Shares are validly issued and outstanding as fully paid and non-assessable shares in the capital of the Company.

	(e)	The Memorandum and Articles of the Company have not been altered since May 30, 1991.

	(f)	The Vendor owns the Shares as legal and beneficial owner, free and clear of all liens, claims, charges and encumbrances.

(g)
The Vendor has due and sufficient right and authority to enter into this Agreement on the terms and conditions set forth in this Agreement and to transfer the legal and beneficial title to and ownership of the Shares to the Purchaser, and this Agreement is enforceable against the Vendor in all respects.

(h)
No person, firm or corporation has any agreement or option or any right capable of becoming an agreement to purchase or otherwise acquire the Shares or any of the unissued shares in the capital of the Company.

4.2	Financial and Tax Representations

(a)
Subject to the next following sentence, the Financial Statements are true and correct in every material respect and present fairly the assets, liabilities and financial position of the Company as at August 15, 2002 and the results of its operations to that date, in accordance with generally accepted accounting principles. Notwithstanding the foregoing, the Vendor makes no representation or warranty, express or implied, concerning the Company’s Tax Pools prior to August 19, 1991 (the date as of which the Vendor acquired control of the Company). The Company’s Tax Pools as of such date were: CDE $226,828; CEE $2,521,226. The Purchaser acknowledges and agrees that it must rely on its own investigation and inquiries with respect to the Company’s Tax Pools as of August 19, 1991.

(b)
There are no liabilities, contingent or otherwise, of the Company which are not disclosed or reflected in the Financial Statements or elsewhere in this Agreement and the Company has not guaranteed, or agreed to guarantee, any debt, liability or other obligation of any person, firm or corporation.

(c)
The Company is not indebted to the Vendor or any affiliate, director, officer or employee of the Company or the Vendor except and to the extent as shown on the Financial Statements (and such indebtedness includes the Inter-Corporate Indebtedness).

(d)
Neither the Vendor nor any affiliate, officer, director or employee of the Company or the Vendor is now indebted or under obligation to the Company on any account, except as shown on the Financial Statements.

(e)
Since August 15, 2002, no dividend or other distribution on any shares in the capital of the Company has been made, declared or authorized and the Company has neither purchased nor redeemed nor agreed to purchase or redeem any of the Shares.

(f)
No payment of any kind has been made or authorized since August 15, 2002 to or on behalf of the Vendor or to or on behalf of officers or directors of the Company. Since August 15, 2002 the Company has not paid or agreed to pay any compensation, pension, bonus, share of profits or other benefit to, or for the benefit of, any employee, director or officer of the Company or the Vendor except in the ordinary course of business and has not increased or agreed to increase the compensation of any director, officer or management employee.

(g)	Since August 15, 2002:

(i) there has not been any material adverse change in the financial position or condition of the Company or any damage, loss or other material adverse change in circumstances affecting the business or assets of the Company or its right or capacity to carry on business;

	(ii)	the Company has not waived or surrendered any right of material value;

	(iii)	the Company has not discharged or satisfied or paid any lien, claim, charge, encumbrance or obligation or liability except in the ordinary course of business;

	(iv)	no management fees have been paid or are payable by the Company to any party;

	(v)	the business of the Company has been carried on in the ordinary course; and

	(vi)	no capital expenditures have been authorized or made.

(h)
All material transactions of the Company have been promptly and properly recorded or filed in or with its respective books and records. The minute books of the Company contain records of all the meetings and proceedings of shareholders and directors of the Company.

(i)
All tax returns and reports of the Company required by law to be filed before the date of this Agreement have been filed and are true, complete and correct. All taxes and other government charges have been paid or accrued and there will be no unpaid taxes or government charges in respect of the period ending on the Closing Date.

(j)
Adequate provision has been made for taxes payable for each current period for which tax returns are not yet required to be filed, and there are no waivers or other arrangements providing for an extension of time for the filing of any tax return, or payment of any tax, government charge or deficiency, by the Company.

(k)	The Vendor is not a non-resident of Canada (as defined in the Income Tax Act).

	(l)	The Company has been assessed for federal and provincial income tax for all years to and including the fiscal year end of the Company ended November 30, 2000.

	(m)	The Company has not prior to the date hereof:

		(i)	made any election under the Income Tax Act with respect to the acquisition or disposition of any property;

		(ii)	made any election with respect to the payment out of the capital dividend account of the Company;

		(iii)	acquired or had the use of any property from a person with whom it was not dealing with at arm’s length;

		(iv)	disposed of anything to a person with whom the Company was not dealing at arm’s length for proceeds less than fair market value thereof; or

		(v)	discontinued carrying on any business in respect of which its non-capital losses were incurred.

(n)
Except for the election described in Section 6.6, the Company has made all elections required to be made under the Income Tax Act in connection with any distributions by the Company and all such elections were true and correct and in the prescribed form and were made within the prescribed time periods.

	(o)	There are no amounts outstanding and unpaid for which the Company has previously claimed a deduction under the Income Tax Act.

4.3	Property Representations

	(a)	The Company is the registered and beneficial owner of the Property.

	(b)	Except for the Underlying NPI Royalty, the Property is free and clear of any encumbrances.

	(c)	The Property is in good standing.

(d)
The Vendor makes no representation or warranty of any kind, whether express or implied, with respect to the completeness or accuracy of the Technical Reports and Data, and the Purchaser acknowledges that it has made its own assessment of the merit of the Property.

(e)
The Vendor has not received written notice of any administrative or judicial judgment, order, decree or proceeding that relates to violation of Environmental Laws with respect to the Property or the release, discharge, emission or disposal of Hazardous Materials on, to, from or under the Property or that relates to a violation of Environment Laws that has not been remediated to the satisfaction of the applicable governmental authority with jurisdiction over such release, discharge, emission or disposal.

	(f)	To the best of the Vendor’s information and belief, there has been no release of Hazardous Materials on, to, or from or under the Property.

4.4	Contractual Representations

(a)
The Material Contracts are all in all material respects in good standing and in full force and effect and the Vendor is not aware of any material default by the Company or the other party to any such Material Contracts or any other agreement to which the Company is a party.

(b)
The Company does not have any pension plan, profit sharing plan, bonus plan, group insurance, deferred compensation plans, or similar plans or contracts or agreements, whether oral, written or implied, with employees, managers, accountants, suppliers, agents, distributors, officers, directors, lawyers, lessors, licensees or others.

	(c)	There are no employees of the Company and have been no employees since the fiscal year ended November 30, 1993, and the Company has never been party to any collective agreement.

4.5	General Vendor Representations Unless otherwise referred to herein:

(a)
There is no litigation, claim or proceeding, including appeals and applications for review, in progress or (to the best of the Vendor’s knowledge) pending or threatened against or relating to the Vendor, the Company or affecting the Property before any domestic court, governmental department, commission, board, bureau or agency, or arbitration panel, and there is not presently outstanding against the Vendor, the Company or the Property any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency or arbitrator which materially adversely affects the Property or the Company.

(b)
To the best of the Vendor’s knowledge, the Company is not in breach of any law, ordinance, statute, regulation, bylaw, order, decree, or permit to which it is subject or which applies to it and the uses to which the assets of the Company have been put are not in breach of any law, ordinance, statute, regulation, bylaw, order, decree or permit.

	(c)	The Company does not carry on business in any other province or territory of Canada nor in any other country and nor has it since August 19, 1991.

(d)
Neither the making of this Agreement, the completion of the transactions contemplated by it, nor the performance of or compliance with its terms will violate the Memorandum or Articles of the Company or the Vendor or any agreement to which the Vendor or the Company is a party; nor will they give any person or company any right to terminate or cancel any agreement or any right enjoyed by the Company; or result in the creation or imposition of any lien, claim, encumbrance, charge or restriction of any nature in favour of a third party upon or against the assets of the Company or the Shares.

(e) The Company does not own, directly or indirectly, any shares or interests in any other company or firm.

(f)
The execution and delivery of this Agreement and all documents related to the Closing of the transaction contemplated in this Agreement have been or will on the Closing Date have been duly authorized by all necessary and appropriate corporate proceedings of both the Company and the Vendor.

5.	PURCHASER’S REPRESENTATIONS AND WARRANTIES

5.1	The Purchaser represents and warrants that:

(a)
The Purchaser is a company duly incorporated under the Company Act of British Columbia, is not a reporting company, and is a valid and subsisting company in good standing with respect to the filing of annual reports with the Office of the Registrar of Companies of British Columbia.

(b)
Neither the making of this Agreement, the completion of the transactions contemplated by it, nor the performance of or compliance with its terms will violate the Memorandum or Articles of the Purchaser or any agreement to which the Purchaser is a party; nor will they result in the creation or imposition of any lien, claim, charge, encumbrance or restriction of any nature in favour of a third party upon or against the assets of the Company or the Shares.

(c) The Purchaser is not a non-Canadian as that term is defined in the Investment Canada Act.

5.2	Purchaser’s Authority

The Purchaser has due and sufficient right and authority to enter into this Agreement on the terms and conditions set forth in this Agreement and to perform its obligations under this Agreement.

6.	VENDOR’S COVENANTS

The Vendor covenants and agrees with the Purchaser as follows:

6.1	Filings in Respect of Claims

On or before the Closing Date, the Vendor will:

(a) renew the Company’s B.C. Free Miner’s Certificate No. 135925;

(b) allow the Lapsing and Lapsed Claims to lapse (and the Purchaser acknowledges and agrees with such lapsing);

(c) restake lapsed claim Expo 308 in the name of the Company; and

(d)
utilizing portable assessment (“PAC”) credits for prior exploration work on the Original Claims, and batching and common-dating certain of the Remaining Claims as appropriate, make all such filings in the applicable Mining Recorder’s Office as may be necessary or appropriate to maintain the Remaining Claims in good standing.

6.2	Possession

At or before the Time of Closing, the Vendor will deliver to the Purchaser possession of all books, records, book accounts and lists of suppliers of the Company and all other documents, files, records and other data, financial or otherwise, relating to the Company, including without limitation the Technical Reports and Data. Notwithstanding the foregoing, the Vendor will be entitled to retain all books and records reasonably necessary to enable the Vendor to prepare the financial statements and tax return as described in Section 6.7.

6.3	Access to Books and Records on the Property

At any time up to the Closing Date, the Vendor will permit the Purchaser, and its auditors, solicitors and other authorized persons, to make such investigation of the Company and of its financial and legal condition as the Purchaser deems necessary or advisable to familiarize itself with such matters and to have reasonable access to all records, documents and other information related to the Company, including all working papers (internal and external) and details of accounts and inventories prepared, obtained or used in connection with the preparation of the Financial Statements.

6.4	Interim Management—Positive Covenants

From the date of this Agreement to the Closing Date, the Vendor will cause the Company to:

	(a)	carry on the business of the Company in the ordinary course, in a prudent, businesslike and efficient manner; and

	(b)	take reasonable care to protect and safeguard the assets of the Company.

6.5	Interim Management-Negative Covenants

From the date of this Agreement to the Closing Date, the Vendor will not permit the Company, without the prior consent in writing of the Purchaser, to:

	(a)	purchase or sell, consume or otherwise dispose of any of its assets except in the ordinary course of business;

	(b)	enter into any contract or assume or incur any liability except in the ordinary course of business and which is not material;

	(c)	settle any account receivable of a material nature at less than face value net of the reserve for that account;

	(d)	waive or surrender any material right;

	(e)	discharge, satisfy or pay any mortgage, pledge, deed of trust, lien, claim, encumbrance, charge, obligation or liability except in the ordinary course of business; or

(f) make any capital expenditure or commitment for any capital expenditure, distributions, share issuances or undertake any activity which will adversely affect the Company.

6.6	Inter-Corporate Indebtedness

On or before the Closing Date, the Vendor will execute and deliver to the Company a written acknowledgment to the effect that the Vendor has forgiven the Inter-Corporate Indebtedness (the “Forgiveness Document”). The Purchaser acknowledges and agrees that such forgiveness of the Inter-Corporate Indebtedness will affect corresponding accounts of the Company as well as its tax position, and nonetheless agrees with and authorizes such forgiveness. In particular, the forgiveness of the Inter-Corporate Indebtedness gives rise to taxable income in the hands of the Company. This taxable income is eliminated firstly by application of the Company’s non-capital loss and non-capital loss carry-forwards (approximately $29,726); secondly by application of the increase in Company’s Tax Pools since August 19, 1991 ($383,048 CDE and $2,175,039 CEE); and finally as to the balance by way of transfer of approximately $145,988 of debt forgiveness to the Vendor pursuant to a Section 80.04 election under the Income Tax Act, such that the Company ends up with nil taxable income. The Purchaser will rely on its own analysis of the impact of such forgiveness on the Company and its accounts and tax position. The Vendor will prepare and file the prescribed election form within the prescribed time in order to effect the above transfer.

6.7	Closing Financial Statements and Tax Return

Within 60 days after the Closing Date, the Vendor will deliver to the Purchaser unaudited financial statements of the Company made up as of the Closing Date. Within 90 days after the Closing Date, the Vendor will file a tax return under the Income Tax Act for the fiscal period ending on the Closing Date, and will provide a copy of such return to the Purchaser.

7.	PURCHASER’S COVENANTS

7.1	Payment on Commercial Production Decision

In this Section 7.1:

“Production Decision” means a decision made by the Holder or Holders to proceed with development of any portion of the Property (being a decision to proceed with removal and recovery for commercial profit of ores, minerals and mineral resources from any portion of the Property); and

“Holder” or “Holders” means a person or persons who individually or collectively hold or are entitled to a sufficient interest in the relevant portion of the Property such that they are entitled to make a Production Decision which will result in development of the relevant portion of the Property within a reasonable time after such Production Decision.

Upon a Production Decision being made or deemed to have been made by the Holder or Holders, the Purchaser, the Company and the Holder or Holders will be jointly and severally liable to pay to the Vendor the sum of $1,000,000 (the “Production Payment”), such amount to be paid within 60 days after the Production Decision. Failing such payment, the Production Payment will bear interest at the rate of LIBOR plus 2% per annum calculated monthly from the due date from the date of payment. A Production Decision will be deemed to have been made on the first to occur of: an affirmative decision by the Holder or Holders as evidenced by relevant minutes or other confirmation of a meeting of any management committee, operator or other person or persons representing the Holder or Holders which is responsible for approval of programs and budgets in respect of the Property (and the Company and the Purchaser agree to forthwith give written notice of such decision as well as copies of any such minutes or confirmation to the Vendor); or the commencement of activity on the Property which is, in accordance with mining practices in British Columbia, in the nature of mine development. The Vendor will be entitled at any time to make such filings as may be appropriate in the Mining Recorder’s Office or elsewhere in order to give to any person dealing with the Property notice of the obligation to make the Production Payment, and the Purchaser will promptly cause the Company to facilitate any such filing. The Purchaser will from time to time give written notice of the obligation to make the Production Payment to any third party prior to entering into any transaction whereby the third party may become a Holder of an interest in the Property. The filing fees will be included in the Reimbursable Expenses. In order to secure the obligation to make the Production Payment when due, the Company hereby grants in favour of the Vendor a mortgage and security interest of and in respect of the Property. The parties intend that the obligation to make the Production Payment will constitute an interest in the Property, and accordingly agree that:

	(a)	the Production Payment obligation will run with the Property, and every interest therein;

(b)
any sale or other disposition of any interest in the Property will be effective only at such time as the Purchaser or the Company has delivered to the Vendor a written and enforceable agreement in which the assignee agrees to be jointly and severally liable to make the Production Payment in accordance with this section 7.1; and

(c)
the Vendor may on written notice to the Purchaser and the Company at any time in its discretion assign its right to receive the Production Payment to any person without the prior consent of the Purchaser or the Company. Upon such assignment, the Purchaser and the Company will be bound to make the Production Payment to the assignee, and otherwise comply with this Section 7.1, as if such assignee had originally been a party to this Agreement, and the Purchaser and the Company will execute and deliver to the Vendor and the assignee a written acknowledgment to that effect. Upon such assignment, the Vendor will be deemed to have released the Purchaser and the Company from any obligation in respect of this Section 7.1.

7.2	Records

The Purchaser will maintain in safekeeping for 10 years following the Closing Date all financial records of the Company which are in the possession of the Company on the Closing Date and which relate to the period before the Closing Date and will allow the Vendor access thereto if the Purchaser makes any claim against the Vendor relating to this Agreement, if the Vendor is investigated or audited by a taxation or other authority or for any other bona fide business purpose which is not adverse to the interests of the Company, as determined by the Purchaser acting reasonably.

8.	PURCHASER’S CONDITIONS OF CLOSING

8.1	Conditions

The obligations of the Purchaser under this Agreement are subject to the following conditions for the exclusive benefit of the Purchaser being fulfilled in all material respects in the reasonable opinion of the Purchaser at the Time of Closing or waived by the Purchaser at or before the Time of Closing or agreed by the Vendor and the Purchaser to be indemnified for by the Vendor:

	(a)	the representations and warranties of the Vendor contained in this Agreement will be true and correct in all material respects on and as of the Closing Date;

	(b)	the Vendor will have complied in all material respects with all covenants and agreements in this Agreement agreed to be performed or caused to be performed by it on or before the Closing Date; and

	(c)	no action or proceeding against the Company or the Vendor will be pending or threatened by any person, company, firm, governmental authority, regulatory body or agency to:

		(i)	enjoin or prohibit the purchase and sale of the Shares contemplated by this Agreement or the right of the Purchaser to own the Shares;

		(ii)	enjoin or prohibit the right of the Company to conduct its operations in the ordinary course as its operations have been carried on in the past; or

		(iii)	constitute a material adverse change or effect on the Company.

8.2	Release of Obligations

If any of the conditions in Section 8.1 are not fulfilled or waived or indemnified for, the Purchaser on the Closing Date may rescind this Agreement by notice in writing to the Vendor. In such event, the Purchaser shall be released from all obligations under this Agreement (except Section 11.13, which will continue in force for a period of one year after such rescission), and the Vendor will also be released (subject only to the survival of Section 11.13 for one year).

8.3	Waiver

The conditions in Section 8.1 may be waived in whole or in part without prejudice to any right of rescission or any other right in the event of the non-fulfilment of any other condition or conditions. A waiver will be binding only if it is in writing.

9.	VENDOR’S CONDITIONS OF CLOSING

9.1	Conditions

The obligations of the Vendor under this Agreement are subject to the following conditions for the exclusive benefit of the Vendor being fulfilled in all material respects in the reasonable opinion of the Vendor at the Time of Closing or waived by the Vendor at or before the Time of Closing or agreed by the Purchaser and the Vendor to be indemnified for by the Purchaser:

(a) the representations and warranties of the Purchaser contained in this Agreement will be true and correct in all material respects on and as of the Closing Date;

(b) the Purchaser will have complied in all material respects with all covenants and agreements in this Agreement agreed to be performed or caused to be performed by it on or before the Closing Date; and

(c)
no action or proceeding against the Purchaser will be pending or threatened by any person, company, firm, governmental authority, regulatory body or agency to enjoin or prohibit the purchase and sale of the Shares contemplated by this Agreement or the right of the Purchaser to own the Shares.

9.2	Release of Obligations

If any of the conditions in Section 9.1 are not fulfilled or waived or indemnified for, the Vendor on the Closing Date may rescind this Agreement by notice in writing to the Purchaser. In such event, the Vendor shall be released from all obligations under this Agreement (except Section 11.13, which will continue in force for a period of one year after such rescission), and the Purchaser will also be released (subject only to the survival of Section 11.13 for one year).

9.3	Waiver

The conditions in Section 9.1 may be waived in whole or in part without prejudice to any right of rescission or any other right in the event of non-fulfillment of any other condition or conditions. A waiver will be binding only if it is in writing.

10.	CLOSING ARRANGEMENTS

10.1	Closing Location

The closing of the purchase and sale and the other transactions contemplated by this Agreement (the “Closing”) will take place at the Time of Closing at the offices of Campney & Murphy, or such earlier or later date as the parties may agree in writing.

10.2	Vendor’s Closing Documents

At the Closing, the Vendor will tender to the Purchaser:

	(a)	resignations in writing of all directors and officers of the Company;

(b)
certified copies of resolutions of the directors of the Company authorizing the Company to enter into this Agreement and authorizing transfer of the Shares to and registration of the Shares in the name of the Purchaser and issue of new share certificates representing the Shares in the name of the Purchaser;

	(c)	duly executed share certificates representing the Shares in the name of the Purchaser;

	(d)	the register of members of the Company recording that the Purchaser is the holder of all issued and outstanding shares of the Company;

	(e)	all corporate records and books of account of the Company including minute books, share registers and annual reports;

	(f)	the common seal of the Company, if any; and

(g) the Forgiveness Document.

10.3	Purchaser’s Closing Documents

At the Closing, the Purchaser will tender to the Vendor:

(a)
a certified copy of a resolution of the directors of the Purchaser in form satisfactory to the Vendor, acting reasonably, authorizing the execution and delivery of this Agreement and the purchase of the Shares;

(b) certified cheques or bank drafts payable to the Vendor for the amounts described in Section 3.1(a) and Section 3.3; and

(c) the Guarantee, duly executed.

11.	GENERAL

11.1	Reliance

The Vendor acknowledges and agrees that the Purchaser has entered into this Agreement relying on the representations, warranties, covenants and agreements and other terms and conditions of this Agreement and that no information which is now known, which may become known or which could upon investigation have become known to the Purchaser or any of its present or future officers, directors or professional advisors in any way limits or extinguishes any rights the Purchaser may have against the Vendor, including without limitation, any right to indemnity under Section 11.13 of this Agreement.

11.2	Survival of Vendor’s Representations

The representations, warranties, covenants and agreements of the Vendor contained in this Agreement and in any document or certificate given under this Agreement will survive the Closing of the transactions contemplated by this Agreement for a period of two years only after the Closing Date and thereafter shall be extinguished.

11.3	Indemnification by the Vendor

The Vendor covenants and agrees to indemnify and save harmless the Purchaser from any loss, damage, liability, cost and expense (including without limitation any tax liability) suffered by the Purchaser directly or indirectly as a result of or arising out of any breach of representation, warranty, covenant or agreement of the Vendor contained in this Agreement.

11.4	Survival of Purchaser’s Representations

The representations, warranties, covenants and agreements of the Purchaser contained in this Agreement and in any document or certificate given under this Agreement survive the Closing of the transactions contemplated by this Agreement for a period of two years only after the Closing Date and thereafter shall be extinguished.

11.5	Indemnification by the Purchaser

The Purchaser covenants and agrees to indemnify and save harmless the Vendor from any loss, damage, liability, cost and expense (including without limitation any tax liability) suffered by the Vendor directly or indirectly as a result of or arising out of any breach of representation, warranty, covenant or agreement of the Purchaser contained in this Agreement.

11.6	Commissions, Legal Fees

The Purchaser will be liable for and will promptly pay the reasonable legal fees and disbursements of the Vendor’s lawyers in respect of this Agreement. Such obligation will be included in the scope of the Guarantee. Except as described above, each of the parties will bear the fees and disbursements of the respective lawyers, accountants and consultants engaged by them respectively in connection with this Agreement and will not cause or permit any such fees or disbursements to be charged to the Company before the Closing Date.

11.7	Notices

Any notice, direction or other instrument required or permitted to be given under this Agreement will be in writing and may be given by faxing the same or delivering the same addressed as follows:

To the Vendor (and, prior to the Closing, the Company):

iTech Capital Corp. 2450 – 650 West Georgia Street Vancouver, B.C. V6B 4N7

Facsimile No.: (604) 683-0704 Attention: Mr. John Fairchild, Chief Financial Officer

To the Purchaser (and, after the Closing, the Company):

CRS Copper Resources Corp.
1505 Tolmie Street
Vancouver, B.C. V6R 4B5

Facsimile No.: (604) 734-5750
Attention: Mr. Robert Pirooz

CRS Copper Resources Corp.
1500 – 625 Howe Street
Vancouver, B. C. V6C 2T6

Facsimile No.: (604) 684-0147
Attention: Mr. Ross Beaty

or to such other address or facsimile number as a party may specify by notice and shall be deemed to have been received, if delivered, on the date of delivery or faxing if it is a business day and otherwise on the next succeeding business day.

11.8	Time of Essence

Time is of the essence of this Agreement.

11.9	Further Assurances

Each of the parties will execute and deliver such further documents and instruments and do such acts and things as may, before or after the Closing Date, be reasonably required by another party to carry out the intent and meaning of this Agreement and to assure to the Purchaser the Shares.

11.10	Proper Law

This Agreement will be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of British Columbia.

11.11	Entire Agreement

This Agreement contains the whole agreement between the Vendor and Purchaser pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions between the parties and there are no representations, warranties, covenants, conditions or other terms other than expressly contained in this Agreement.

11.12	Assignment

Except as provided in Section 7.1(c), this Agreement may not be assigned by either party without the prior written consent of the other party, such consent not to be unreasonably withheld. The Purchaser may, without consent, assign this Agreement to an entity controlled by it. No assignment of this Agreement shall be effective unless the assignee agrees in writing to assume and be bound by the obligations of the assigning party under this Agreement. Notwithstanding any such assignment, the assigning party shall not be released from its obligations hereunder.

11.13	Confidentiality

(a)
Until Closing (and in the event this Agreement is not completed as a result of its termination on or before the Closing Date also from and after such termination), the Purchaser shall use reasonable commercial efforts to keep confidential and to cause its consultants, agents, advisors, lenders and solicitors to keep confidential all information, documentation and records obtained from the Vendor or its consultants, agents, advisors or solicitors with respect to the Property as well as any information arising out of the Purchaser’s access to the Vendor’s records and the Property and the Purchaser’s due diligence with respect thereto (collectively, in this Section 11.13, the “Confidential Information”). Until Closing, the Purchaser shall not use any Confidential Information for any purpose not related to this transaction. Nothing herein contained shall restrict or prohibit the Purchaser from disclosing the Confidential Information after the Closing or before the Closing to its consultants, agents, advisors, lenders and solicitors as long as the Purchaser requires that such parties maintain such information on a confidential basis to the same standard as required herein.

(b)	The Confidential Information shall not include:

	(i)	public information or information in the public domain at the time of receipt by the Purchaser or its consultants, agents, advisors, lenders and solicitors;

	(ii)	information which becomes public through no fault or act of the Purchaser or the Purchaser’s consultants, agents, advisors, lenders and solicitors;

	(iii)	information in the possession of the Purchaser not provided by the Vendor or the Vendor’s consultants, agents, advisors, lenders and solicitors;

	(iv)	information required to be disclosed by law; and

	(v)	information received in good faith from a third party lawfully in possession of the information and not in breach of any confidentiality obligations.

(c)
From and after Closing, the Vendor shall use reasonable commercial efforts to keep confidential and cause its consultants, advisors, agents, and solicitors to keep confidential this Agreement and its contents and all financial statements relating to the Property. This Confidential Information shall not include:

	(i)	public information or information in the public domain at the time of receipt by the Vendor or its agents, consultants, advisors and solicitors;

	(ii)	information which becomes public through no fault or act of the Vendor or its agents, consultants, advisors, lenders and solicitors; and

	(iii)	information required to be disclosed by law.

11.14	Arbitration

All disputes arising out of or in connection with this Agreement or in respect of any defined legal relationship associated therewith or derived therefrom, shall be referred to and finally resolved by arbitration under the rules of the British Columbia International Commercial Arbitration Centre. The appointing authority shall be the British Columbia International Commercial Arbitration Centre. The case shall be administered by the British Columbia International Commercial Arbitration Centre in accordance with its “Procedures for Cases under the BCICAC Rules”. The place of arbitration shall be Vancouver, British Columbia, Canada. The arbitration shall be conducted in English. The arbitration shall be confidential.

11.15	Benefit and Binding Nature of the Agreement

This Agreement enures to the benefit of and is binding upon the parties and their respective successors and permitted assigns.

11.16	Counterparts

This Agreement may be executed in any number of counterparts. Each executed counterpart of each such agreement shall be deemed to be an original. All executed counterparts taken together shall constitute one agreement.

11.17	Facsimile Execution

An executed copy of this Agreement may be delivered by either party by facsimile. In such event, such party shall forthwith deliver to the other party an original copy of such agreement executed by such party.

AS EVIDENCE OF THEIR AGREEMENT the parties have executed this Agreement as of the date and year first above written.

ITECH CAPITAL CORP.

per: _________________________
      Authorized Signatory

CRS COPPER RESOURCES CORP.

per: _________________________
      Authorized Signatory

MORAGA RESOURCES LTD.

per: _________________________
      Authorized Signatory

SCHEDULE 1

FINANCIAL STATEMENTS OF THE COMPANY AS OF AUGUST 15, 2002

Moraga Resources Limited

Balance Sheet as at August 15, 2002

	August 15,	November 30,
ASSETS	2002	2001

CURRENT ASSET	$	$

Security deposit		10,000

RESOURCE ASSET	1	1

	1	10,001

LIABILITY AND SHAREHOLDER'S DEFICIENCY

CURRENT LIABILITY

Payable to iTech Capital Corp.	2,733,801	2,734,818

DEFICIT	6,803,355	6,794,372

CAPITAL STOCK - 10,144,015 common shares	4,069,555	4,069,555

	2,733,800	2,724,817

	1	10,001

Moraga Resources Limited

Statement of Loss and Deficit for the period from December 1, 2001 to August 15, 2002

	Period from December
	1 2001 to August 15, 2002	Year Ended November 30, 2001

	$	$

Income

Interest	139	414

Expense

Consulting Fees	1,800

Filing Fee	6,822	-

Storage of core		1,200

Licence	500	500

	9,122	1,700

Loss For The Period	8,983	1,286

Deficit - Beginning of Period	6,794,372	6,793,086

Deficit - End of Period	6,803,355	6,794,372

SCHEDULE 2

GUARANTEE

To:          iTech Capital Corp. (the “Creditor”)

From:      Ross Beaty (the “Guarantor”)

                FOR CONSIDERATION the Guarantor hereby guarantees payment to the Creditor of all present and future indebtedness (the “Indebtedness”) now or at any time and from time to time hereafter due or owing to the Creditor from or by CRS Copper Resources Corp. (the “Debtor”), whether owing by the Debtor alone or jointly with any other corporation, person or persons, pursuant to Section 3.1(b) and (c) and Section 11.6 of that certain share purchase agreement dated for reference August 21, 2002 among the Creditor, the Debtor and Moraga Resources Ltd.

                IT IS AGREED that no change in the name or constitution of the Debtor shall in any way affect the liability of the Guarantor, either with respect to transactions occurring before or after any such change, and the Creditor shall not be concerned to see or inquire into the powers of the Debtor or any of its directors or other agents, acting or purporting to act on its behalf.

                IT IS FURTHER AGREED that the Creditor, without exonerating the Guarantor in whole or in part, may grant time, renewals, extensions, indulgences, releases and discharges to, may take securities from and give the same and any or all existing securities up to, may abstain from taking securities from, or from perfecting securities of, may accept compositions from, and may otherwise deal with the Debtor and all other persons (including the Guarantor) and securities, as the Creditor may see fit, without notice to or consent of the Guarantor. All dividends, compositions, and moneys received by the Creditor from the Debtor or from any other persons or estates capable or being applied by the Creditor in reduction of the Indebtedness shall be regarded for all purposes as payments in gross, and the Creditor shall be entitled to prove against the estate of the Debtor upon any insolvency or winding-up in respect of the whole of the Indebtedness and the Guarantor shall have no right to be subrogated to the Creditor in respect of any such proof until the Creditor shall have received from such estate payment in full of its claim with interest.

                AND IT IS FURTHER AGREED that this shall be a continuing Guarantee and shall cover and secure any ultimate balance of the Indebtedness owing to the Creditor, but the Creditor shall not be obliged to exhaust its recourse against the Debtor or other persons or the securities it may hold before being entitled to payment of the Indebtedness from the Guarantor.

                THIS CONTRACT shall be construed in accordance with the laws of British Columbia and for the purpose of legal proceedings this Guarantee shall be deemed to have been made in British Columbia and to be performed there, and the Courts of British Columbia shall have jurisdiction over all disputes which may arise under this Guarantee, provided always that nothing herein contained shall prevent the Creditor from proceeding at its election against the undersigned in the Courts of any other Province or territory.

                THE GUARANTOR acknowledges that this Guarantee has been delivered free of any conditions and that no representations have been made to him affecting his liability under this Guarantee save as may be specifically embodied herein and agrees that this Guarantee is in addition to and not in substitution for any other guarantees held or which may hereafter be held by the Creditor for the Indebtedness.

                AS WITNESS the Guarantor has executed this Guarantee this 22nd day of August, 2002.

Executed in the presence of:

·	ROSS BEATY

SCHEDULE 3

MATERIAL CONTRACTS

1.	The Company’s Free Miner’s Certificate no. 135925.

2.	Agreement dated July 1, 1997 between the Company and BHP Billiton Diamonds Inc. (formerly BHP Minerals Canada Ltd.) – see Schedule 6.

3.	An unwritten contract for storage of core samples at Port Hardy, British Columbia for $1,200 per annum, expiring October 1, 2002.

SCHEDULE 4

PROPERTY (REMAINING CLAIMS)

Claim Name	Tenure No.	Record No.	Work Recorded To	Tag Number	5 Year Pac Eligibility

EXPO 1013 FR.	229789	1557 NA	20030817	7677

EXPO 1014 FR.	229790	1558 NA	20030817	7678

EXPO 1015 FR	229791	1559 NA	20030817	7683

CLESK 4	230979	3795 NA	20030817	610237M

HEP #34	231649	19012 NA	20030817	769576

HEP #36	231651	19014 NA	20030817	769578

HEP #37	231652	19015 NA	20030817	769579

HEP #38	231653	19016 NA	20030817	769580

HEP #39	231654	19017 NA	20030817	769581

HEP #54	231667	19032 NA	20030817	769596

HEP #55	231668	19033 NA	20030817	769597

HEP #56	231669	19034 NA	20030817	769598

HEP #57	231670	19035 NA	20030817	769599

HEP #58	231671	19036 NA	20030817	769600

HEP #59	231672	19037 NA	20030817	769601

HEP #63	231674	19041 NA	20030817	769606

HEP #64	231675	19042 NA	20030817	769607

EXPO 189	231932	20300 NA	20030817	858189

EXPO 190	231933	20301 NA	20030817	858190

EXPO 191	231934	20302 NA	20030817	858191

EXPO 192	231935	20303 NA	20030817	858192

EXPO 197	231940	20308 NA	20030817	858197

EXPO 198	231941	20309 NA	20030817	858198

EXPO 199	231942	20310 NA	20030817	858199

EXPO 200	231943	20311 NA	20030817	858300

EXPO 201	231944	20312 NA	20030817	858301	NO

EXPO 202	231945	20313 NA	20030817	858302	NO

EXPO 203	231946	20314 NA	20030817	858303	NO

EXPO 204	231947	20315 NA	20030817	858304	NO

EXPO 205	231948	20316 NA	20030817	858305	NO

EXPO 217	231960	20328 NA	20030817	858317

EXPO 218	231961	20329 NA	20030817	858318

EXPO 219	231962	20330 NA	20030817	858319	NO

EXPO 220	231963	20331 NA	20030817	858320

EXPO 221	231964	20332 NA	20030817	858321

EXPO 222	231965	20333 NA	20030817	858322

EXPO 223	231966	20334 NA	20030817	858323

EXPO 224	231967	20335 NA	20030817	858324

EXPO 225	231968	20336 NA	20030817	858325

EXPO 226	231969	20337 NA	20030817	858326

EXPO 227	231980	20481 NA	20030817	858327

EXPO 228	231981	20482 NA	20030817	858328

EXPO 229	231982	20483 NA	20030817	858329

EXPO 230	231983	20484 NA	20030817	858330

EXPO 231	231984	20485 NA	20030817	858331

EXPO 232	231985	20486 NA	20030817	858332

EXPO 237	231990	20491 NA	20030817	858337

EXPO 238	231991	20492 NA	20030817	858338

EXPO 239	231992	20493 NA	20030817	858339	NO

EXPO 240	231993	20494 NA	20030817	858340	NO

EXPO 241	231994	20495 NA	20030817	858341

EXPO 242	231995	20496 NA	20030817	858342

EXPO 243	231996	20497 NA	20030817	858343

EXPO 244	231997	20498 NA	20030817	858344

EXPO 245	231998	20499 NA	20030817	858345

EXPO 246	231999	20500 NA	20030817	858346

EXPO 247	232000	20501 NA	20030817	858347

EXPO 248	232001	20502 NA	20030817	858348

EXPO 249	232002	20503 NA	20030817	858349

EXPO 250	232003	20504 NA	20030817	858350

EXPO 251	232004	20505 NA	20030817	858351

EXPO 252	232005	20506 NA	20030817	858352

EXPO 253	232006	20597 NA	20030817	858353

EXPO 254	232007	20508 NA	20030817	858354

EXPO 255	232008	20509 NA	20030817	858355

EXPO 256	232009	20510 NA	20030817	858356

EXPO 257	232010	20511 NA	20030817	858357

EXPO 258	232011	20512 NA	20030817	858358

EXPO 259	232012	20513 NA	20030817	858359

EXPO 260	232013	20514 NA	20030817	858360	NO

EXPO 261	232014	20515 NA	20030817	858361

EXPO 262	232015	20516 NA	20030817	858362

EXPO 263	232016	20517 NA	20030817	858363

EXPO 264	232017	20518 NA	20030817	858364

EXPO 265	232018	20519 NA	20030817	858365

EXPO 266	232019	20520 NA	20030817	858366

EXPO 267	232020	20521 NA	20030817	858367

EXPO 268	232021	20522 NA	20030817	858368

EXPO 269	232022	20523 NA	20030817	858369

EXPO 270	232023	20524 NA	20030817	858370

EXPO 271	232024	20525 NA	20030817	858371

EXPO 272	232025	20526 NA	20030817	858372

EXPO 273	232026	20527 NA	20030817	858373

EXPO 274	232027	20528 NA	20030817	858374

EXPO 275	232028	20529 NA	20030817	858375

EXPO 277	232029	20531 NA	20030817	858377

EXPO 278	232030	20532 NA	20030817	858378

EXPO 279	232031	20533 NA	20030817	858379

EXPO 280	232032	20534 NA	20030817	858380

EXPO 281	232033	20535 NA	20030817	858381	NO

EXPO 282	232034	20536 NA	20030817	858382	NO

EXPO 283	232035	20537 NA	20030817	858383

EXPO 284	232036	20538 NA	20030817	858384	NO

EXPO 285	232037	20539 NA	20030817	858385

EXPO 286	232038	20540 NA	20030817	858386	NO

EXPO 287	232039	20541 NA	20030817	858387

EXPO 288	232040	20542 NA	20030817	858388	NO

EXPO 289	232041	20543 NA	20030817	858389

EXPO 290	232042	20544 NA	20030817	858390

EXPO 291	232043	20545 NA	20030817	858391

EXPO 292	232044	20546 NA	20030817	858392

EXPO 293	232045	20547 NA	20030817	858393

EXPO 294	232046	20548 NA	20030817	858394

EXPO 295	232047	20549 NA	20030817	858395

EXPO 302	232053	20555 NA	20030817	858402	NO

EXPO 304	232055	20557 NA	20030817	858404	NO

EXPO 305	232056	20558 NA	20030817	858405	NO

EXPO 306	232057	20559 NA	20030817	858406	NO

EXPO 501 FR.	232097	20610 NA	20030817	858601	NO

EXPO 502 FR.	232098	20611 NA	20030817	858602	NO

EXPO 503 FR.	232099	20612 NA	20030817	858603	NO

EXPO 296	232100	20871 NA	20030817	858396

EXPO 307	232102	21113 NA	20030817	858407	NO

EXPO 308 A	395662	395662 NA	20030812	630407

EXPO 308 B	395663	395663 NA	20030812	630408

EXPO 308 C	395664	395664 NA	20030812	630409

EXPO 308 D	395665	395665 NA	20030812	630410

EXPO 309	232103	21115 NA	20030817	858409	NO

EXPO 310	232104	21116 NA	20030817	858410

EXPO 312	232105	21118 NA	20030817	858412

EXPO 313	232106	21119 NA	20030817	858413

EXPO 314	232107	21120 NA	20030817	858414

EXPO 890 FR.	232179	21303 NA	20030817	865990	NO

EXPO 891 FR.	232180	21304 NA	20030817	865991	NO

EXPO 324	232218	21579 NA	20030817	858424

EXPO 325	232219	21580 NA	20030817	858425

EXPO 326	232220	21581 NA	20030817	858426

EXPO 504 FR.	232228	21612 NA	20030817	858604

EXPO 1008 FR.	232275	27352 NA	20030817	919717

EXPO 1011 FR.	232276	27355 NA	20030817	919720

EXPO 1012 FR.	232277	27356 NA	20030817	919721

DON NO.2 FR.	232299	29502 NA	20030817	34131M	NO

DON NO. 4 FR.	232300	29503 NA	20030817	34133M

DON NO.5 FR.	232301	29504 NA	20030817	34134M	NO

DON NO.6 FR.	232302	29505 NA	20030817	34135M	NO

DON NO.3 FR.	232303	29633 NA	20030817	907971	NO

DON 9 FR.	232306	30281 NA	20030817	41070M

DON 10 FR.	232307	30282 NA	20030817	41071M

DON 11 FR.	232308	30283 NA	20030817	41072M

DON 12 FR.	232309	30284 NA	20030817	41073M

DON 13 FR.	232310	30285 NA	20030817	41074

DON 14 FR.	232311	30286 NA	20030817	41075M	NO

DON 15 FR.	232312	30287 NA	20030817	41076M	NO

DON 16 FR.	232313	30288 NA	20030817	41077M	NO

SCHEDULE 5

REIMBURSABLE EXPENSES

1.	Agreed portion of Annual Core Storage Fee	$1,000

2.	Filing fee for Claim Renewal	200

3.	Filing fee for registration and transfer of remaining 45%	5,290
	interest in title to claims into name of Company

4.	Consulting fee with respect to transfers of title in item 3	900
	above

5.	Renewal of Free Miner’s Certificate for Company	500

6.	Consulting fee and expenses to restake claim(s) as	4,130.20
	described in Section 6.1(c)

7.	Consulting fee and expenses to common-date certain	2,232
	claims using certain “PAC” credits as described in
	Section 6.1(d)

8.	Filing fees with respect to filings described in Section 7.1	1,440
		$15,692.20

SCHEDULE 6

UNDERLYING NPI ROYALTY

(See attached)